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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80960 and Amendment No. 2 to Registration Statement No. 33-34076 of Cryomedical Sciences, Inc. and Subsidiary on Forms S-8 and Registration Statement No. 33-76078 of Cryomedical Sciences, Inc. and Subsidiary on Form S-3, of our report dated September 27, 1995, appearing in the Annual Report on Form 10-K of Cryomedical Sciences, Inc. and Subsidiary for the year ended June 30, 1995.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 33-76078 of Cryomedical Sciences, Inc. and Subsidiary on Form S-3.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Washington, D.C.
October 11, 1995